UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 5, 2013

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of TSS, Inc. (then known as Fortress International Group, Inc.) (the “Company”) held on June 5, 2013, the Company’s stockholders voted to recommend, on an advisory basis, the frequency with which the Company should conduct future stockholder advisory votes on the compensation of the Company’s named executive officers. As previously disclosed, the option “every three years” received the highest number of votes cast by the Company’s stockholders at the annual meeting. The Company will include an advisory vote on the compensation of its named executive officers once every three years until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers. The next required vote on that frequency will occur at the Company’s annual meeting of stockholders in 2019 unless the Company’s Board of Directors determines that it is in the Company’s and its stockholders’ best interests to hold the stockholder advisory vote more frequently.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Maura McNerney
Maura McNerney
Chief Financial Officer

Date: November 1, 2013